EXHIBIT 21
SUBSIDIARIES OF THE COMPANY

                                                                     STATE OR OTHER
                                                                     JURISDICTION OF
                                                                     INCORPORATION OR                          %
NAME OF COMPANY                                                      ORGANIZATION                          OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------
GFD Services, Inc.                                                   Delaware                                 100%
GFD Fabrics, Inc. (1)                                                North Carolina                           100%
Advisory Research Services, Inc.                                     North Carolina                           100%
Twin Rivers Textile Printing & Finishing (2)                         North Carolina                           100%
                                                                     (general partnership)
Guilford Mills (Michigan), Inc.                                      Michigan                                 100%
Guilford Airmont, Inc.                                               North Carolina                           100%
GMI Computer Sales, Inc.                                             North Carolina                           100%
Hofmann Laces, Ltd.                                                  New York                                 100%
Raschel Fashion Interknitting, Ltd.                                  New York                                 100%
Curtains and Fabrics, Inc.                                           New York                                 100%
Mexican Industries of North Carolina, Inc.                           North Carolina                           100%
Gold Mills, Inc.                                                     Delaware                                 100%
Gold Mills Farms, Inc. (3)                                           New York                                 100%
Guilford Mills Limited                                               United Kingdom                           100%
Guilford Mills Europe Limited (4)                                    United Kingdom                           100%
Guilford Europe Limited (5)                                          United Kingdom                           100%
Rouquinet Deroy Limited (6)                                          United Kingdom                           100%
Guilford Deutschland GmbH (7)                                        Germany                                  100%
Guilford Europe Pension Trustees Limited (8)                         United Kingdom                           100%
Guilford Wovens Limited (7)                                          United Kingdom                           100%
Guilford Automocion Iberica S.L. (7)                                 Spain                                    100%
Guilford Mills Automotive (Portugal) Limited (9)                     United Kingdom                           100%
Guilford Mills Automotive (Czech Republic) Limited (9)               United Kingdom                           100%
Guilford Mills do Brasil Ltda. (10)                                  Brazil                                   100%
Industrias Globales de Mexico, S.A. de C.V. (11)                     Mexico                                   100%
Industrias Mexicanas de Morelos, S.A. de C.V (12)                    Mexico                                   100%
Grupo Ambar, S.A. de C.V.                                            Mexico                                    95%
American Textil, S.A. de C.V. (13)                                   Mexico                                   100%
Servicios Corporativos Ambar, S.A. de C.V. (14)                      Mexico                                   100%
Nustart, S.A. de C.V. (15)                                           Mexico                                   100%
Guilford Mills Automotive (France) Limited (16)                      United Kingdom                           100%
Guilford Czech Republic S.R.O. (17)                                  Czech Republic                           100%


The capital stock of certain of the above subsidiaries is pledged pursuant to the terms of certain loan documents with respect to the Company's senior secured debt.

(1)  This company is a wholly owned subsidiary of GFD Services, Inc.

(2) Each of Guilford Mills, Inc. and Advisory Research Services, Inc. holds a 50% partnership interest in this general partnership.

(3)  Owned by Gold Mills, Inc.

(4)  Owned by Guilford Mills Limited.

(5) 2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc.

(6) 1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe Limited.

(7)  Owned by Guilford Europe Limited.

(8) 1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe Limited.

(9)  Owned by Guilford Mills Europe Limited.

(10) 990 shares owned by Guilford Mills, Inc. and 10 shares owned by Guilford Airmont, Inc.

(11) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar").

(12) 5,000 shares owned by Guilford Mills, Inc. and 45,000 shares owned by Mexican Industries of North Carolina, Inc.

(13) 10,457,517 shares owned by Grupo Ambar S.A. de C.V., 9,524,646 shares owned by Guilford Mills, Inc. and 1 share owned by Servicios Corporativos Ambar, S.A. de C.V.

(14) 8,325,215 shares owned by Grupo Ambar S.A. de C.V., 6,720,212 shares owned by Guilford Mills, Inc. and 1 share owned by American Textil, S.A. de C.V.

(15) 28,360 shares owned by Guilford Mills, Inc. and 200 shares owned by Guilford Airmont, Inc.

(16) 100% owned by Guilford Mills Europe Limited.

(17) Owned by Guilford Mills Automotive (Czech Republic) Limited.












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